Exhibit 99.1

Consolidated Communications Announces Plan to Accelerate Transformational Fiber Builds by Enabling 1 Gig Speeds to an Additional 300,000 Homes and Businesses in 2021

Company begins fiber builds to extend fiber coverage to at least 70 percent of its service area within five years

MATTOON, Ill. – Dec. 7, 2020 – Consolidated Communications (NASDAQ: CNSL) a leading broadband and business communications provider, today in conjunction with the Rural Digital Opportunities Fund (RDOF) Auction results, announced plans to accelerate its fiber builds and enable gigabit-capable services to an additional 300,000 homes and small businesses in 2021. This plan coupled with Consolidated’s recent announcement and strategic partnership with Searchlight Capital Partners will future proof its network and upgrade a total of 1.6 million additional passings to fiber-gigabit services over a five-year period. The network investments will be made across seven states including more than 1 million passings within Northern New England.

The incremental build CapEx will be partially offset by funding from the RDOF, which replaces the Connect America Fund (CAF) Phase II Program. Consolidated secured $58.9 million in funding over 10 years across 246 census block groups located in Maine, Vermont, New Hampshire, Illinois, Texas, Florida and Minnesota. The Company will pass 200,000 locations as it builds to 27,000 required RDOF locations over a five-year period.

“Consolidated’s accelerated fiber network expansion will provide significant benefits to customers, especially rural consumers and small businesses, who will be equipped to work from home, and fully participate in online learning and entertainment with significantly enhanced broadband services,” said Bob Udell, president and chief executive officer at Consolidated Communications.

“The work we did with CAF II funding and our history of extending our fiber deep into the markets we serve positions us very well to accelerate our fiber build at a cost-effective rate per passing,” added Udell. “As a result of our ongoing asset review and the RDOF auction, we will build to an additional 150,000 near-net passings in areas without RDOF funding, but have attractive returns due to the proximity of our resources and fiber network. We will offer a highly competitive, symmetrical multi-gigabit service with superior technology and a best-in-class customer experience.”

Consolidated recently completed a refinancing and recapitalization of its balance sheet with the Searchlight investment and reported reduced leverage of 3.5x and a $250 million untapped revolver with approximately $100 million in cash at the end of the third quarter.

To learn more about Consolidated Communications gigabit services, visit www.consolidated.com/fiberlife.

About Consolidated Communications
Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) is a leading broadband and business communications provider serving consumers, businesses, and wireless and wireline carriers across rural and metro communities and a 23-state service area. Leveraging an advanced fiber network spanning 46,300 fiber route miles, Consolidated Communications is a top-10 fiber provider in the U.S. offering a wide range of communications solutions, including: high-speed Internet, data, phone, security, managed services, cloud services and wholesale, carrier solutions. From our first connection 125 years ago, Consolidated is dedicated to turning technology into solutions, connecting people and enriching how they work and live. Visit www.consolidated.com for more information.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the SEC, including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release.  Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

# # #

Contact:
Jennifer Spaude, Consolidated Communications
507-386-3765, jennifer.spaude@consolidated.com